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                                                                   Exhibit 10.15


                                 EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement") made and entered into effective as of August 4, 1997, by and between PathNet, Inc., a Delaware corporation ("PathNet') and Richard A. Jalkut (the "Executive"). In consideration of the mutual promises and agreements set forth herein, PathNet and the Executive hereto agree as follows:

     1. EMPLOYMENT. Subject to the provisions of SECTION 6, PathNet hereby agrees to employ Executive as an employee of PathNet as the Chief Executive Officer of PathNet commencing on August 4, 1997 and extending through August 4, 2000 and upon sixty (60) days prior written notice to Executive, and shall thereafter renew automatically for one-year terms unless terminated by either party by written notice to the other party to such effect within the sixty (60) days prior to the end of any of such one year terms or before August 4, 2000 (collectively, the "Term of Employment").

     2.   COMPENSATION.

          (a) BASE SALARY. PathNet shall pay the Executive during the Term of Employment a base salary, of four hundred thousand dollars ($400,000) per annum (the "Base Salary"), in bi-weekly installments. The Employer, in its discretion, may increase (but may not decrease) the Executive's Base Salary from time to time.

          (b) BENEFITS AND INCENTIVE PLANS. During the Term of Employment, the Executive shall be eligible to participate in (i) PathNet's employee benefit plans, programs and practices on the same basis as other salaried employees of PathNet and on the same basis as other senior executives of PathNet and (ii) PathNet's incentive plans, programs and practices on the same basis as other salaried employees of PathNet and on the same basis as other senior executives of PathNet.

          (c) VACATION. Executive shall be entitled to five (5) weeks of vacation per year, which may be taken in accordance with PathNet's generally applicable vacation policy.

          (d) STOCK OPTIONS. Effective as of August 4, 1997, PathNet shall grant Executive under the PathNet, Inc. 1997 Stock Incentive Plan (the "1997 Plan"), nonqualified stock options on 296,122 shares of common stock, par value $.01 per share of PathNet at an exercise price of $3.28 per share. Such options shall have a ten-year term, shall vest over three consecutive years with one-third of such shares vesting at the end of each year. Such options shall be evidenced by an Option Agreement attached hereto on EXHIBIT A that shall contain, among other terms and conditions customary in option grants to senior executives of PathNet, the following terms and conditions:


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          (i) Upon expiration of the Term of Employment or the termination of the Executive's employment with PathNet upon the death or disability of Executive, the termination of Executive without cause by PathNet or the Constructive Termination of Executive as described in SECTION 6(a), SECTION 6(b), SECTION 6(d) and SECTION 6(f), respectively, in the event that all or any portion of the options granted pursuant to the Option Agreement are still in force and unexpired, the portion of the unmatured options that would have vested at the end of the year in which such termination occurs, shall be accelerated and any remaining unvested portion of the options shall be forfeited. Such acceleration shall be effective as of the date of the termination of the employment of Executive with PathNet under the circumstances described above. The vested portion of the options, including any options which accelerate pursuant to this SECTION 2(d)(i), may be exercised by Executive (or Executive's heirs and successors), during the twenty-four (24) month period beginning on such date but shall terminate at the end of such twenty-four (24) month period; and

          (ii) Upon termination of the Executive's employment with PathNet pursuant to SECTION 6(e), the options granted pursuant to the Option Agreement shall terminate except to the extent that such options are exercisable on the date of termination of Executive's employment with PathNet and to the extent any options are exercisable on such date of termination of the Executive's employment with PathNet, such options may be exercised by Executive during the three (3) month period beginning on the date of such termination of Executive's employment with PathNet but shall terminate at the end of such period.

          (iii) Upon termination of the Executive's employment with PathNet pursuant to SECTION 6(c), the options granted whether or not vested shall terminate and be forfeited.

          (iv) Upon the election by Executive by written notice to such effect delivered to PathNet within ten (10) business days after the date of the termination of Executive's employment by PathNet, PathNet shall pay the aggregate Fair Value of the option then vested or held by Executive as of the date of the termination of Executive's employment with PathNet (the "Cash Out Amount") to Executive over time (i) in the event any shares of Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock of PathNet are still issued and outstanding or any time after a Qualified Public Offering (as such term is defined in the 1997 Plan), in installments which will become due and payable within thirty (30) days of each date that a holder of preferred stock of PathNet (or of common stock after conversion of such preferred stock) transfers, sells or disposes of any such shares of preferred stock or common stock, as the case may be, to an unaffiliated third party and each such installment shall be in an amount equal to the proceeds received by such holder of preferred stock or


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          common stock, respectively, pursuant to such transfer or sale, until such time as PathNet has paid to Executive an aggregate amount equal to the Cash Out Amount or (ii) in the event no shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock of PathNet are issued and outstanding and a Qualified Public Offering has not occurred, if PathNet has sufficient funds on hand, in a lump sum payable as soon as practicable or in the event PathNet does not have sufficient funds on hand, in equal monthly installments due and payable on the last day of each month beginning on the last day of the month in which the Executive's employment is terminated and ending twelve (12) months thereafter. For purposes of this SECTION 2(d)(iv), "Fair Value" shall mean the value of such option as determined by PathNet and Executive, or if they are unable to agree, by an independent appraiser to be mutually selected by PathNet and Executive. If PathNet and Executive are unable to agree upon an appraiser, each shall designate an appraiser and the two appraisers shall select a third appraiser who shall be the appraiser. The appraiser shall be a nationally recognized United States investment banking firm which has not at any time within the two years preceding its selection acted in any capacity on behalf of PathNet or Executive.

          (e) EXPENSES. Executive shall be reimbursed by PathNet up to a total of $50,000 per annum to cover the following expenses: (i) a company car,
     (ii) an apartment in the Washington, D.C. - Baltimore Metropolitan Area,
     (iii) three club memberships (as selected by Executive in his sole discretion) and (iv) expenses incurred by Executive in commuting between
     his Washington, D.C. and New York residences.    In addition, PathNet shall
     reimburse Executive for all reasonable out-of-pocket expenses incurred in connection with the performance of his duties under this Agreement, in accordance with the prevailing policies of PathNet, including legal expenses incurred in the negotiation and documentation of this Agreement.

     3. DUTIES AND RESPONSIBILITIES OF EXECUTIVE AS AN EMPLOYEE. During the Term of Employment, the Executive, from the offices of PathNet in the Washington, D.C. Metropolitan Area (except in the event of travel relating to PathNet business) shall devote as much time and services as may be required in order to perform his duties and responsibilities assigned to him by the Board of Directors of PathNet and in consultation with the Chairman of PathNet, but in any event substantially all of his business time, to the best of his abilities and with reasonable diligence, which duties and responsibilities shall be consistent with such matters normally assigned to the Chief Executive Officer of a company and as set forth in the Amended and Restated Bylaws of PathNet. PathNet and Executive contemplate that, while a substantial portion of PathNet's business will be conducted in the Washington, D.C. - Baltimore Metropolitan Area, Executive will maintain a permanent residence in the New York Metropolitan Area and Executive shall pay for all costs of commuting between Washington, D.C. and New York in performing services pursuant to this Agreement subject to such reimbursement as may be provided pursuant to SECTION 2. PathNet acknowledges that Executive has substantial involvement


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with benevolent, political, professional and civic affairs and as a director, consultant or advisor to or partner or member. PathNet shall permit Executive to continue his involvement with such entities and to engage in other such activities with other entities in the future provided such involvement does not materially interfere with Executive's performance of his duties and responsibilities set forth in this SECTION 3 and does not violate the covenants set forth in SECTION 4.

     4.   RESTRICTIVE COVENANTS.

          (a) NON-COMPETE. Executive covenants and agrees with PathNet that, during the Term of Employment and for a period of two years following any termination event as set forth in SECTION 6(a), SECTION 6(b), SECTION 6(c) or SECTION 6(e) below, he will not, directly or indirectly, in any manner or capacity, as advisor, principal, agent, partner, officer, consultant, director, stockholder, employee, member of any association or otherwise, anywhere in the world engage in any business or activity which is, or may be reasonably construed to be, competitive with the "PathNet Business".
     For purposes of this Agreement, the "PathNet Business" shall mean the business of installing, constructing aggregating and linking digital capacity and marketing and selling the bulk telecommunications capacity and services created by such systems. Nothing contained in this Agreement shall be construed as denying Executive the right to own securities of any corporation or entity which is listed on a national securities exchange or quoted on an automatic quotation system to the extent of an aggregate of 5% of the amount of such securities outstanding in any such corporation or entity.

          (b) CONFIDENTIALITY. The Executive shall hold in a fiduciary capacity for the benefit of PathNet all secret or confidential information, knowledge or data relating to the PathNet Business which shall have been obtained by Executive during the hiring process with PathNet, during the Term of Employment or during Executive's serving as member of the Board of Directors of PathNet and which shall not be or become public knowledge (other than by acts of the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment under this Agreement, Executive shall not, without the prior written consent of PathNet, or as otherwise may be required by law or legal process, communicate or divulge any such confidential information, knowledge or data to anyone other than PathNet and such persons designated by PathNet.

          (c) CUSTOMERS; EMPLOYEES. Executive agrees that he will not directly or indirectly, during the Term of Employment and for a period of two years thereafter, solicit any of PathNet's customers, including, but not limited to, any private network operators or any purchasers of telecommunications capacity, for purposes of obtaining their custom or trade in a business that is competitive with the PathNet Business, or solicit or offer any employment to any of PathNet's employees or officers for purposes of obtaining their services for another


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     business, whether or not such other business is competitive.  For purposes of this Agreement, "PathNet customers" shall mean customers of PathNet whom Executive contacted, solicited or served while employed by PathNet.

          (d) INVENTIONS. Executive hereby acknowledges and agrees that any and all reports, designs, specifications, discoveries, modifications, improvements, research, methods or other materials, know-how or information, conceived, prepared or developed by Executive during the term of Employment (collectively, "Inventions") shall be reported and fully disclosed to PathNet and shall be and remain the sole and exclusive property of PathNet. Executive further agrees to assist PathNet in all reasonable ways deemed necessary by PathNet and at PathNet's expense to protect such Inventions, including, but not limited to, executing all documents for applications in the United States and foreign countries.

     5.   EFFECT OF TERMINATION.

          (a) EFFECT OF TERMINATION UNDER SECTION 6(a) AND SECTION 6(b). If Executive's employment by PathNet is terminated pursuant to SECTION 6(a) or
     SECTION 6(b) of this Agreement, (i) all compensation pursuant to SECTION 2 (other than the compensation set forth in SECTION 2(d)) that has accrued in favor of Executive as of the date of such termination, to the extent unpaid or undelivered shall be paid or delivered to Executive on the date of termination, or as soon as practicable thereafter, (ii) PathNet shall pay to Executive severance in the amount equal to the Base Salary payable bi-weekly during the year commencing on the termination date and terminating on the first anniversary thereof and (iii) each of PathNet's and Executive's rights and obligations under this Agreement shall terminate PROVIDED, HOWEVER, Executive's obligations under SECTION 4 and PathNet's obligations under this SECTION 5(a) and SECTION 2(d) of this Agreement shall survive any such termination.

          (b) EFFECT OF TERMINATION UNDER SECTION 6(d) OR SECTION 6(f). If Executive's employment by PathNet is terminated pursuant to SECTION 6(d) or
     SECTION 6(f) of this Agreement:

               (i) all compensation pursuant to SECTION 2 (other than the compensation set forth in SECTION 2(d)) that has accrued in favor of Executive as of the date of such termination, to the extent unpaid or undelivered shall be paid or delivered to Executive on the date of termination;

               (ii) PathNet shall pay to Executive severance in the amount equal to the Base Salary payable bi-weekly during the year commencing on the termination date and terminating on the first anniversary thereof; and

               (iii) each of PathNet's and Executive's rights and obligations under this Agreement shall terminate; PROVIDED, HOWEVER, Executive's obligations


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          under SECTION 4 (other that Executive's obligations pursuant to
          SECTION 4(a)) and PathNet's obligations under this SECTION 5(b) and
          SECTION 2(d) of this Agreement shall survive any such termination.

          (c) EFFECT OF TERMINATION UNDER SECTION 6(c) OR SECTION 6(e). If Executive's employment by PathNet is terminated pursuant to SECTION 6(c) or
     SECTION 6(e) of this Agreement, (i) all compensation pursuant to SECTION 2 (other than the compensation set forth in SECTION 2(d)) that has accrued in favor of Executive as of the date of such termination, to the extent unpaid or undelivered shall be paid or delivered to Executive on the date of termination and (ii) each of PathNet's and Executive's rights and obligations under this Agreement shall terminate PROVIDED, HOWEVER, Executive's obligations under SECTION 4 and PathNet's obligations under
     SECTION 2(d) hereof will survive any such termination.

          (d) EFFECT OF TERMINATION FOLLOWING A CHANGE IN CONTROL. In the event, following a Change in Control (as such term is defined in the 1997
     Plan), Executive's Employment is terminated without Cause or there is a Constructive Termination without Cause and the aggregate of all payments or benefits made or provided to the Executive under this Agreement, the Option Agreement and under all other plans and programs of PathNet (the "Aggregate Payment") is determined to constitute a Parachute Payment, as such term is defined in Section 280G(b)(2) of the Internal Revenue Code, PathNet shall pay to Executive, prior to the time any excise tax imposed by Section 4999 of the Internal Revenue Code (an "Excise Tax") is payable with respect to such Aggregate Payment, an additional amount which, after the imposition of all income and excise taxes thereon, is equal to the Excise Tax on the Aggregate Payment. The determination of whether the Aggregate Payment constitutes a Parachute Payment and, if so, the amount to be paid to the Executive and the time of the payment pursuant to this Section 5(d), shall be made by an independent auditor (the "Auditor") jointly selected by PathNet and Executive and paid by PathNet. The Auditor shall be a nationally recognized United States public accounting firm which has not, during the two years preceding the date of its selection, acted in any way on behalf of PathNet or any affiliate thereof. If Executive and PathNet cannot agree on the firm to serve as the Auditor, then Executive and PathNet shall each select one accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor.

          (e) GENERAL. The remedies set forth in this SECTION 5 are the exclusive remedies of the parties upon the termination of Executive's employment with PathNet. Notwithstanding anything set forth herein to the contrary, SECTION 7, SECTION 8, SECTION 9, SECTION 10 and SECTION 11 shall survive any termination of the Executive's employment with PathNet.

     6.   TERMINATION.


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          (a)  TERMINATION UPON EXPIRATION OR DEATH. The employment of Executive by PathNet shall terminate upon the occurrence of (i) the expiration of the Term of Employment or (ii) the death of Executive. Unless otherwise agreed in writing by PathNet and Executive, any continuation of the executive's employment with PathNet after the expiration of the Term of Employment shall be an employment at will and will not extend the terms of this Agreement (other than the provisions of SECTION 4.)

          (b) TERMINATION UPON DISABILITY. PathNet shall have the right, but not the obligation to terminate this Agreement and Executive's employment with PathNet upon the "disability" of the Executive. For purposes of this Agreement "disability" shall mean such time at which Executive is unable to perform his duties and responsibilities set forth in this Agreement due to physical or mental "incapacity" for a period of (i) ninety (90) or more calendar days during any fifty-two (52) week period during the Term of Employment. For purposes of this Agreement, "incapacity" shall mean any physical, mental or other inability rendering Executive incapable of fully performing the services required to be performed under this Agreement.

          (c)  TERMINATION FOR "CAUSE".  The employment of Executive by PathNet
     shall terminate     at any time for "cause", which for purposes of this
     Agreement shall be deemed to have occurred only on the occurrence of any of the following events: (i) the plea of guilty or NOLO CONTENDERE to, or conviction for, the commission of a felony offense by Executive, (ii) a material breach by Executive of the fiduciary duty owed to PathNet, (iii) a material breach by Executive of the covenants set forth in SECTION 4 of this Agreement or (iv) Executive's failure to substantially perform the material duties contemplated by this Agreement; PROVIDED, HOWEVER, that any claim that "cause" within the meaning of subsection (ii), (iii) or (iv) above, exists for the termination of Executive's employment may be asserted on behalf of PathNet only by a duly adopted resolution of the Board of Directors of PathNet and only after thirty (30) days prior written notice to Executive during which period he may cure the breach or neglect that is the basis of any such claim, if curable (provided that no such cure period shall be provided to Executive if Executive has previously taken the same action or made the same omissions which resulted in written notice by PathNet to Executive of termination for cause during the Term of Employment.)

          (d) TERMINATION WITHOUT CAUSE BY PATHNET. PathNet shall have the right to terminate Executive's employment with PathNet without "cause" upon sixty (60) business days' prior written notice to that effect.

          (e) TERMINATION WITHOUT CAUSE BY EXECUTIVE. Executive shall have the right to terminate Executive's employment with PathNet without "cause" upon one hundred eighty (180) days' prior written notice to that effect.


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          (f)  CONSTRUCTIVE TERMINATION BY EXECUTIVE.  Executive shall have the right to terminate this Agreement and Executive's employment with PathNet at his initiative following the occurrence, without Executive's prior written consent, of one or more of the following events:

               (i) a reduction in Executive's then current Base Salary or the termination or material reduction of any employee benefit or perquisite enjoyed by him (other than as part of an across-the-board reduction applicable to all executive officers of PathNet.)

               (ii) the failure to elect or reelect Executive to the position of Chief Executive Officer or removal of him from such position;

               (iii) a material diminution in Executive's duties or the assignment to Executive of duties which are materially inconsistent with his duties or which materially impair Executive's ability to function as the Chief Executive Officer of PathNet;

               (iv) except under the circumstances set forth in Section 2(d) and the option Agreement attached hereto as EXHIBIT A, the failure to continue Executive's participation in any incentive compensation plan unless a plan providing a substantially similar opportunity is substituted; and

               (v) the relocation of PathNet's principal office, or Executive's own office location as assigned to him by PathNet, to a location more than fifty (50) miles from Washington, D.C.

     7. SEVERABILITY. To the extent any provisions of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision of this Agreement shall remain in force. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or the business activities covered by, any provision of this Agreement be in excess of that which is enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered.

     8. INJUNCTIVE RELIEF. In view of the nature of the rights in goodwill, business reputation and prospects of PathNet to be protected under this Agreement, Executive understands, agrees and acknowledges that (i) PathNet will not be reasonably or adequately compensated in damages in an action at law for Executive's breach of his obligations hereunder and (ii) any breach by Executive of the provisions of this Agreement will cause irreparable injury and damage to PathNet. Accordingly, Executive specifically agrees that PathNet shall be entitled to seek temporary and permanent injunctive relief to enforce the provisions of this Agreement and that such relief may be granted without the necessity of proving actual damages. This SECTION 8 shall not, however, diminish the right of PathNet to seek a remedy at law and recover damages in addition to, or in lieu of, injunctive relief in the event of any such breach.


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     9.   REPRESENTATIONS AND WARRANTIES.

          (a) REPRESENTATIONS AND WARRANTIES OF EXECUTIVE. Executive represents and warrants to PathNet as of the date of this Agreement that
     (i) Executive has the full legal right, capacity, power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby, (ii) the execution, delivery, performance of this Agreement does not and will not during the Term of Employment constitute a conflict with, breach or violation of, or default (or an event which with notice or lapse of time or both would become a default) under any agreement, instrument, license franchise or other arrangement to which Executive is subject or by which Executive is bound and (iii) except as set forth in SECTION 3, Executive has not entered into any arrangement or agreement (other than this Agreement) relating to Executive's provision of services, directly or indirectly, in any manner or capacity, as advisor, principal, agent, partner, officer, consultant, director, stockholder, employee, member of any association or otherwise (other than ownership of securities of any corporation or entity which is listed on a national securities exchange or quoted on an automatic quotation system to the extent of an aggregate of 5% of the amount of such securities outstanding in any such corporation or entity.)

          (b) REPRESENTATIONS AND WARRANTIES OF PATHNET. PathNet represents and warrants to Executive that as of the date of this Agreement (i) PathNet is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) PathNet has all of the requisite corporate power and authority to perform its rights and obligations set forth in this Agreement and (iii) the execution, delivery, performance of this Agreement does not and will not during the Term of Employment constitute a conflict with, breach or violation of, or default (or an event which with notice or lapse of time or both would become a default) under any agreement, instrument, license, franchise or other arrangement to which PathNet is subject or by which PathNet is bound.


     10.  INDEMNIFICATION.

          (a) INDEMNIFICATION BY EXECUTIVE. Executive agrees to indemnify and hold harmless PathNet and its directors, officers, agents and employees, to the full extent lawful, from and against any losses, claims, damages or liabilities, and will reimburse PathNet and its directors, officers, agents and employees for all costs and expenses (including reasonable attorneys' fees) as they are incurred by PathNet or its directors, officers, agents or employees in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which PathNet or its directors, officers, agents or employees are parties, relating to or arising out of a breach of the representation and warranty of Executive set forth in SECTION 9(a)(iii) or a breach of the covenants and agreements of Executive set forth in SECTION 4(a), SECTION 4(b) and SECTION 4(c).


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          (b)  INDEMNIFICATION BY PATHNET.

               (i) PathNet agrees to indemnify and hold harmless Executive, to the full extent lawful, from and against any losses, claims, damages or liabilities, and will reimburse Executive for all costs and expenses (including reasonable attorneys' fees) as they are incurred by Executive in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which Executive is a party, relating to or arising out of a breach of a representation or warranty of PathNet under this Agreement.

               (ii) PathNet agrees that if Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative ( a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of PathNet, PathNet shall defend Executive and indemnify and hold him harmless with respect to any such Proceeding in accordance with and to the fullest extent permitted under PathNet's Restated Certificate of Incorporation and Bylaws.

               (iii) PathNet agrees to maintain directors' and officers' liability insurance for Executive to the extent PathNet provides such coverage for its other executive officers.

     11. ENTIRE AGREEMENT. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF PATHNET AND EXECUTIVE. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN PATHNET AND EXECUTIVE. THIS AGREEMENT SUPERCEDES ANY PRIOR EMPLOYMENT, SEVERANCE OR SIMILAR AGREEMENTS BETWEEN PATHNET AND EXECUTIVE.


     12.  MISCELLANEOUS.

          (a) ASSIGNMENT; BINDING EFFECT. This Agreement is personal to Executive and shall not be assignable by the Executive otherwise than by will or the laws of decent and the Executive's legal representatives and permitted successors and assigns. The rights of PathNet under this Agreement may be assigned or transferred by the Employer to any subsidiary of PathNet, provided that the assignee or transferee assumes all of the liabilities, obligations and duties of the assignor, as set forth in this Agreement, either contractually or as a matter of law. This Agreement shall inure to the benefit of and be binding on and enforceable by the successors and assigns of PathNet.



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          (b)  NO ATTACHMENT.  Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, execution, attachment, levy or similar process or assignment, voluntary or involuntary, by operation of law or otherwise, any attempt, to effect such action shall be null, void and of no effect.

          (c) NOTICES. All notices and other communications hereunder shall be in writing and shall be given either by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:

               Richard A. Jalkut
               27 Captain Theale Road
               Bedford, New York 10506
               Tel: (914) 234-0090

          If to PathNet:

               PathNet, Inc.
               1015 31st Street, N.W.
               Washington, D.C. 20007
               Tel:  (202) 625-7284
               Fax: (202) 625-7369
               Attention:     Michael A. Lubin,
                              Vice President and General Counsel.

     or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (d) AMENDMENT. This Agreement may not be modified or amended except by an instrument in writing signed by Executive and PathNet.

          (e) WAIVER. No term or condition of this Agreement shall be deemed to have been waived, nor shall there by an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.



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

          (f) WITHHOLDING. PathNet may make such provisions as it deems appropriate for the withholding of any taxes that it determines is requires with the compensation to Executive set forth in SECTION 2 or which may become payable pursuant to SECTION 5, including, without limitation, requiring cash payment from the Executive or withholding compensation otherwise deliverable to Executive, in either case to the extent necessary to cover such withholding.

          (g) GOVERNING LAW. This Agreement, its validity, interpretation, performance and enforcement shall be governed by the laws of the State of Maryland without regard to principles of conflicts of law.

          (h) TERMS AND CONDITIONS. Except as may be required by law, PathNet and Executive shall not disclose the terms and conditions of this Agreement to any third party without the prior written consent of the other party, which consent shall not be unreasonable withheld.

          (i) TITLES; REFERENCES. The titles of the sections and subsections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement. References herein to sections or subsections are to sections and subsections of this Agreement unless otherwise specified.

          (j) RESOLUTION OF DISPUTES. Any disputes arising under or in connection with this Agreement shall, at the election of Executive or PathNet, be resolved by binding arbitration, to be held in Washington, D.C. in accordance with the rules and procedures of the American Arbitration Association. Judgement upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Costs of the arbitration or litigation, including, without limitation, reasonable attorneys' fees of both parties, shall be borne by the party as determined by such arbitrator(s). Pending resolution of any arbitration or court proceeding, PathNet shall continue payments or all amounts due Executive under this Agreement and all benefits to which Executive may be entitled as set forth herein.





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


IN WITNESS WHEREOF, the Executive and PathNet have executed this Agreement as of the date first above written.



                                   PATHNET, INC.



                                   By: /s/ Dave Schaeffer
                                      --------------------------
                                      Name:
                                      Title:


                                   Date:


                                   /s/ Richard A. Jalkut
                                   -------------------------------
                                   Richard A. Jalkut


                                   Date:


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

                          AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is dated April 6, 1998 and is made and entered into by and between Richard A, Jalkut ("Executive") and PATHNET, INC., a Delaware corporation (the "Company").

     WHEREAS, the Company and Executive entered into an Employment Agreement, dated August 4, 1997 (the "Employment Agreement");

     WHEREAS, each of Executive and the Company desire to amend certain terms of the Employment Agreement as more particularly set forth herein;

     NOW THEREFORE, for the mutual consideration hereinafter set forth, the parties hereto agree as follows:

     1. Executive and the Company hereby agree that, effective as of the date hereof, Section 2(d)(iv) of the Employment Agreement is hereby amended to read in its entirety as follows:

          "(iv) Upon the election by Executive by written notice to such effect delivered to Pathnet within ten (10) business days after the date of the termination of Executive's employment by Pathnet, Pathnet shall pay the aggregate Fair Value of the option then vested or held by Executive as of the date of the termination of Executive's employment with Pathnet (the "Cash Out Amount") to Executive over time (i) in the event any shares of Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock of Pathnet are still issued and outstanding or any time after a Qualified Public Offering (as such term is defined in the 1997 Plan), in installments which will become due and payable within thirty (30) days of each date that a holder of preferred stock of Pathnet (or of common stock after conversion of such preferred stock) transfers, sells or disposes of any such shares of preferred stock or common stock, as the case may be, to an unaffiliated third party and each such installment shall be in an amount equal to the proceeds received by such holder of preferred stock or common stock, respectively, pursuant to such transfer or sale, until such time as Pathnet has paid to Executive an aggregate amount equal to the Cash Out Amount; PROVIDED, that any payment that would violate the terms of the Indenture relating to Pathnet's Senior Notes due 2008 (the "Indenture") shall be made only to the extent and in an amount that would not violate the Indenture and the payment of the remaining amount shall be deferred until such time as such payment will not violate the terms of the Indenture or (ii) in the event no shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock of Pathnet are issued and outstanding and a Qualified Public Offering has not occurred, if Pathnet has sufficient funds on hand, in a lump sum payable as soon as practicable or in the event Pathnet does not have sufficient funds on hand


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

          or if such lump sum would violate the terms of the Indenture, to the extent permitted under the Indenture in equal monthly installments due and payable on the last day of each month beginning on the last day of the month in which the Executive's employment is terminated and ending twelve (12) months thereafter or on such later date as may be required for such payments to comply with the terms of the Indenture. For purposes of this SECTION 2(d)(iv), "Fair Value" shall mean the value of such option as determined by Pathnet and Executive, or if they are unable to agree, by an independent appraiser to be mutually selected by Pathnet and Executive. If Pathnet and Executive are unable to agree upon an appraiser, each shall designate an appraiser and the two appraisers shall select a third appraiser who shall be the appraiser. The appraiser shall be a nationally recognized United States investment banking firm which has not at any time within the two years preceding its selection acted in any capacity on behalf of Pathnet or Executive.


     2. The undersigned parties hereby acknowledge that the Employment Agreement, as amended hereby, remains in full force and effect and is hereby ratified and confirmed.

          IN WITNESS WHEREOF, the undersigned parties have duly executed and delivered this Amendment as of the date first above written.


                         /s/ Richard A. Jalkut
                         --------------------------------
                         Name:  Richard A. Jalkut


                         PATHNET, INC.


                         By: /s/ Michael A. Lubin
                            -----------------------------
                         Name: Michael A. Lubin
                         Title: Vice President and General Counsel






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